Exhibit 5.19

    William J. Thomas

    wthomas@Adelberg.com

    Direct Dial 410-419-5992

March 17, 2016

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, New York 10103

Ladies and Gentlemen:

We have acted as special counsel in the State of Maryland (the “State”) to the entities listed on Exhibit A hereto (each individually a “Local Entity” and, collectively, the “Local Entities”), which are each wholly-owned subsidiaries of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”) filed by the Partnership, Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (together with the Partnership, the “Issuers”), and certain other subsidiaries of the Partnership identified on the Registration Statement, including the Local Entities (the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with (a) the issuance by the Issuers of up to $175,000,000 aggregate principal amount of their 7 7⁄8% Senior Notes due 2021 (the “New Notes”) registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $175,000,000 aggregate principal amount of the Issuers’ outstanding 7 7⁄8% Senior Notes due 2021 (together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The New Notes will be issued under an Indenture, dated as of May 28, 2013 (as amended from time to time, the “Indenture”), among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee. The Indenture provides that it, the Guarantees and the Notes are to be governed by, and construed in accordance with, the laws of the State of New York.

As special Maryland counsel to the Local Entities, we have only represented such parties in connection with the Registration Statement and certain other matters referred to us from time to time. We do not have knowledge of many of the transactions in which one or more of the Local Entities have engaged or of its or their day-to-day operations or activities, and no inference should be drawn as to our knowledge beyond the scope of the specific matters as to which we have been engaged as counsel to one or more of the Local Entities.

Before rendering our opinions hereinafter set forth, we examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Indenture, (b) the articles of incorporation, charter, bylaws, articles of organization and operating agreement, as applicable, of

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the Local Entities, (c) the Unanimous Written Consent of All Directors, Managers and Governors of the Subsidiaries of the Partnership (other than the StoneMor Operating LLC, Cornerstone Family Services of West Virginia Subsidiary, Inc. and Osiris Holding of Maryland Subsidiary, Inc.), dated as of May 13, 2013, (d) the Unanimous Written Consent of the Board of Directors of Osiris Holding of Maryland Subsidiary, Inc., dated as of May 13,2013, (e) the Unanimous Written Consent of All Directors, Managers and Governors of the Subsidiaries of the Partnership (other than the StoneMor Operating LLC and Cornerstone Family Services of West Virginia Subsidiary, Inc.), dated as of March 16, 2016, and (f) such other documents as we considered appropriate as a basis for the opinions set forth below, and we reviewed such questions of law as we considered appropriate for purposes of the opinions hereafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. Further, in such examination we have assumed: (x) that the Indenture was duly authorized, executed and delivered by the parties thereto, except as we have specifically opined herein with respect to the Local Entities, (y) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and (z) that the New Notes will be duly authorized, executed and delivered by each of the Issuers and will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

With respect to facts material to our opinions herein, we have relied, without independent investigation or verification, on representations from officers of the Local Entities and certificates from such officers and from public officials, and have assumed that all such representations and certifications of fact are true, accurate and complete. With respect to our opinion in paragraph 1 below as to the due formation and valid existence of each Local Entity, we have relied exclusively on certificates of status, dated as of recent dates, from officials of the State and/or written facsimile advice, dated as of recent dates, from Corporation Services Company.

Based on the foregoing, we are of the opinion that:

1. Each Local Entity is validly existing and in good standing under the laws of the State.

2. As of the date of the Indenture, each Local Entity had all organizational power and capacity to execute and deliver the Indenture, and as of the date hereof each Local Entity has all organizational power and capacity to perform its obligations thereunder.

3. All necessary action has been taken on the part of each Local Entity to authorize the execution and delivery of the Indenture and the performance by such Local Entity of its obligations thereunder (including its Guarantee as provided therein), to the extent that such action is governed by the laws of the State.

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4. The Indenture has been duly executed and delivered by each Local Entity to the extent that execution and delivery are governed by the laws of the State.

The opinions expressed herein are limited in all respects to the laws of the State, and we are expressing no opinion as to the effect of the federal laws of the United States of America or the laws of any other jurisdiction, domestic or foreign.

Our opinions are subject to the following further exceptions, exclusions, limitations, assumptions and qualifications:

(a) We render no opinion herein whatsoever regarding the enforceability of the New Notes or the Guarantees, except as we have specifically opined herein with respect to the Local Entities;

(b) We express no opinion as to the applicability to, or the effect of noncompliance by, any purchaser with any state or federal laws applicable to the transactions contemplated by the Registration Statement because of the nature of the business of such purchaser;

(c) We render no opinion herein whatsoever regarding (i) the compliance with, or any governmental or regulatory filing, approval, authorization, license or consent required by or under any (A) health or environmental law, (B) antitrust law, (C) federal and state securities laws, (D) taxation law, (E) worker health or safety, subdivision, building code, use and occupancy, zoning or permitting or land use matter, (F) patent, trademark or copyright law (including, but not limited to, any filings and registrations of any patent, trademark or copyright with any governmental authority), or (G) labor or employment law (including, but not limited to, pension and employee benefit law, rule or regulation); or (ii) the compliance or noncompliance with any real estate, personal property or business operations of any Local Entity with federal, state or local laws, statutes, ordinances, rules or regulations;

This opinion letter is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guaranty and should not be construed or relied on as such. This opinion letter is given as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

This opinion is rendered solely for your benefit in connection with the Registration Statement. You may rely on this opinion in connection with your opinion, dated the date hereof, filed with the Commission as an exhibit to the Registration Statement. This opinion may not be relied upon in connection with any other matter or by any other person or entity without our express prior written consent.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Other than the foregoing consent, this opinion may not be quoted or in any way published or provided to any person or entity without our express prior written consent.

Very truly yours,

/s/ Adelberg, Rudow, Dorf & Hendler, LLC

Exhibit 5.19

Exhibit A

Local Entities

Modern Park Development LLC

Modern Park Development Subsidiary, Inc.

Lorraine Park Cemetery Subsidiary, Inc.

Springhill Memory Gardens LLC

Springhill Memory Gardens Subsidiary, Inc.

W N C Subsidiary, Inc.

Wicomico Memorial Parks LLC

Wicomico Memorial Parks Subsidiary, Inc.

Sunset Memorial Park LLC

Sunset Memorial Park Subsidiary, Inc.

Cedar Hill Funeral Home, Inc.

Osiris Holding of Maryland Subsidiary, Inc.

Glen Haven Memorial Park Subsidiary, Inc.

Columbia Memorial Park LLC

Columbia Memorial Park Subsidiary, Inc.